UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INSIGNIA SOLUTIONS plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[Logo]
April      , 2005
To Our Shareholders:
      You are cordially invited to attend an Extraordinary General Meeting of Shareholders of Insignia Solutions plc to be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on [May 11, 2005], at 10:00 a.m., local time.
      The matters expected to be acted upon at the meeting are described in detail in the following Notice of Extraordinary General Meeting and Proxy Statement.
      It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
      The proxy card should be returned to the offices of Insignia Solutions plc at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 10:00 a.m. on May 9, 2005, being 48 hours prior to the time fixed for the Extraordinary General Meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.
      The transfer books of Insignia Solutions plc will not be closed prior to the meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of holders of American depositary shares entitled to notice of the meeting is April 15, 2005. If you have sold or transferred all of your shares in Insignia Solutions plc, please send this document and the accompanying form of proxy at once to the buyer or transferee or to the stockbroker or other agent who assisted you with the sales or transfer so that these documents can be forwarded to the buyer or transferee.
      The Notice, Proxy Statement and Proxy Card enclosed herewith are sent to you by order of the Board of Directors.

Sincerely,

Mark E. McMillan
Chief Executive Officer

NOTICE OF EXTRAORDINARY GENERAL MEETING
PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
THE FUSION TRANSACTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER BUSINESS

INSIGNIA SOLUTIONS PLC

NOTICE OF EXTRAORDINARY GENERAL MEETING

       NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Insignia Solutions plc (“Insignia” or the “Company”) will be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on [May 11], 2005 at 10:00 a.m., local time, to transact the following business, item 1 being special business:

1. To approve the issuance and sale by Insignia of up to $12 million in American depositary shares representing ordinary shares, nominal value 20 pence (but not in excess of 20,000,000 shares, including 4,000,000 shares issuable on exercise of warrants), to Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion”), pursuant to a Securities Subscription Agreement dated February 10, 2005 between Insignia and Fusion.

2. To transact any other ordinary business of Insignia as may properly come before the meeting or any adjournments or postponements of the meeting.

BY ORDER OF THE BOARD

Mark E. McMillan
Chief Executive Officer

Dated [mailing date]

Registered Office:
Apollo House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH
      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
      THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT APOLLO HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 10:00 a.m. ON [MAY 9, 2005], BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE EXTRAORDINARY GENERAL MEETING.
NOTES

1.	A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2.	There will be available for inspection at the place of the Extraordinary General Meeting, from at least fifteen minutes prior to and until the conclusion of the Extraordinary General Meeting, copies of the:

(a)	Securities Subscription Agreement between Insignia and Fusion dated February 10, 2005;

(b)	Registration Rights Agreement between Insignia and Fusion dated February 10, 2005;

(c)	A Warrant to purchase 2,000,000 shares at an exercise price of 20.5 pence per share issued to Fusion; and

(d)	A Warrant to purchase 2,000,000 shares at an exercise price equal to the greater of the U.S. dollar equivalent of 20.5 pence or $0.60 per share issued to Fusion.

INSIGNIA SOLUTIONS PLC
Apollo House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH
United Kingdom

PROXY STATEMENT
[APRIL       ], 2005

       This Proxy Statement is for holders of ordinary shares of 20p each and holders of American depositary shares (“ADSs”) evidenced by American depositary receipts of Insignia Solutions plc (“Insignia”), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the “Board”) in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Extraordinary General Meeting of Insignia to be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on [May 11, 2005] at 10:00 a.m., local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote or abstain from voting, at their discretion.
      At February 15, 2005, Insignia had 39,249,013 ordinary shares issued and entitled to vote, of which approximately 98% were held in the form of ADSs. Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about                     .
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on the resolution to be considered. Holders of Insignia’s ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.
      Proposal 1 in the notice is an ordinary resolution. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Insignia will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before May 9, 2005. The close of business on April 15, 2005 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.
      Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia’s ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
REVOCABILITY OF PROXIES
      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person’s shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.
      As described further below, the Board of Directors has approved the matter set forth in Proposal 1 and believes it is fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends a vote “for” this proposal.
THE FUSION TRANSACTION
General
      On February 10, 2005, we entered into a securities subscription agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion” or “Fusion Capital”) pursuant to which Fusion Capital agreed to purchase on each trading day after the commencement of funding under the securities subscription agreement, $20,000 of our American Depository Shares, for an aggregate of up to $12.0 million (but not in excess of 16,000,000 shares). The $12.0 million in ADSs is to be subscribed for over a 30-month period, subject to earlier termination at our discretion. The subscription price of the ADSs will be based on a market-based formula at the time of purchase. However, Fusion shall not have the right nor the obligation to subscribe for any ADSs under the agreement on any trading day where the subscription price per share for any subscriptions of ADSs would be less than $0.40 (subject to adjustment for stock splits, dividends and the like). We have authorized the sale and issuance of up to $12 million of our shares to Fusion Capital under the securities subscription agreement, of which we intend to register 20,000,000 shares (including 4,000,000 shares for issuance on exercise of warrants issued to Fusion as a commitment fee). The commencement of funding under the securities subscription agreement is subject to certain conditions, including the declaration of effectiveness by the Securities and Exchange Commission of a registration statement covering the sale of the ADSs issued to Fusion under the securities subscription agreement.
Purchase of Shares under the Securities Subscription Agreement
      Under the securities subscription agreement, on each trading day after the effective date of the registration statement that Insignia intends to file to cover the sale of the shares issued to Fusion under the agreement, Fusion Capital is obligated to purchase $20,000 of our shares so long as the market price of our shares remains above $0.40. Subject to our right to suspend such sales at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $20,000 of our shares. We may decrease this daily purchase amount at any time. We also have the right to incrementally increase the daily purchase amount as the trading price of our shares increases, provided however, we may not increase the daily purchase amount above $20,000 unless our stock price is above $1.00 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

•	the lowest sale price of our shares on the purchase date; or

•	the average of the five lowest closing sale prices of our shares during the 15 consecutive trading days prior to the date of a purchase by Fusion Capital.

      The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing sale price is used to compute the purchase price. Fusion Capital may not purchase shares under the securities subscription agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our shares outstanding at the time of the purchase by Fusion Capital. If the 9.9% limitation is ever reached, we have the option to increase the limit above 9.9% upon twenty (20) trading days notice to Fusion. Fusion Capital has the right at any time to sell any shares purchased under the securities subscription agreement, which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever exceed the 9.9% limitation.
      The following table sets forth the total number of shares that would be sold to Fusion Capital under securities subscription agreement at varying purchase prices:

				Proceeds from the Sale of
			Percentage Outstanding	Shares to Fusion Capital at
		Number of Shares to	After Giving Effect to the	the Assumed Average Price
Assumed Average		be Issued if Full	Issuance to Fusion	and the Share Amounts set
Purchase Price		Purchase	Capital(1)	Forth

$0.40		16,000,000	29%	$6,400,000.00
$0.51	(2)	16,000,000	29%	$8,160,000.00
$0.65		16,000,000	29%	$10,400,000.00
$0.75		16,000,000	29%	$12,000,000.00
$1.00		12,000,000	23%	$12,000,000.00
$2.00		6,000,000	13%	$12,000,000.00

(1)	Based on 39,249,013 shares outstanding as of February 9, 2005. Does not include the issuance of 4,000,000 shares issuable to Fusion Capital under warrants, which will result in proceeds of $1,970,267 (based on UK/US exchange rate of $0.3851 per share on March 31, 2005).

(2)	Closing sale price of our shares on April 8, 2005.
      We estimate that we will issue no more than 20,000,000 shares to Fusion Capital under the securities subscription agreement, including 4,000,000 shares issuable upon the exercise of warrants as described in the section entitled “Fusion Transaction — Warrants Issued to Fusion Capital”.
      We only have the right to receive $20,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $1.00, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital shall not have the right nor be obligated to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.40. Because we are registering 20,000,000 shares for sale by Fusion Capital pursuant to this prospectus (of which 4,000,000 shares are purchaseable on exercise of warrants issued to Fusion), the selling price of our common stock to Fusion Capital will have to average at least $0.75 per share for us to receive the maximum proceeds of $12,000,000. Assuming an average purchase price of $0.51 per share (the closing sale price of the common stock on April 8, 2005) and the purchase by Fusion Capital of the full 16,000,000 shares under the 2005 securities subscription agreement, proceeds to us would be $8,160,000, plus approximately $2,000,000 from exercise of warrants.
Minimum Purchase Price
      Insignia will not issue any ADSs under the securities subscription agreement on any trading day on which the purchase price (as calculated on page 2) would be less than $0.40 (subject to adjustment for stock splits, dividends and the like).

Compliance with Nasdaq National Market Rules
and the Laws of England and Wales
      We are seeking shareholder approval of the securities subscription agreement with Fusion because the aggregate number of shares issuable to Fusion under the securities subscription agreement may exceed 7,810,554 shares, which equals 19.9% of the 39,249,013 shares outstanding on February 9, 2005. Our common stock is listed on the Nasdaq SmallCap Market. Under Nasdaq Marketplace Rule 4350(i)(1)(D), shareholder approval is required in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of common stock at a price less than the greater of book or market value, which equals 20% or more of the common stock outstanding before the issuance. Thus, to ensure compliance with Nasdaq Marketplace Rule 4350(i)(1)(D), we are now seeking approval by the shareholders of Insignia prior to the issuance of securities to Fusion. However, if we do not receive the requisite shareholder approval being sought under this proxy statement, the maximum number of shares issuable to Fusion under the securities subscription agreement (including upon exercise of warrants) will be 7,810,554 shares, which equals 19.9% of the total shares outstanding on February 9, 2005, so as to ensure Insignia’s compliance with Nasdaq Marketplace Rule 4350(i)(1)(D).
      Under the laws of England and Wales, we are not permitted to sell our ADSs at a purchase price that is less than the nominal value of our ordinary shares. Currently, the nominal value per ordinary share is £0.20. In addition, Insignia will not effect any issuance of ordinary shares (or have its transfer agent or depository issue any ADSs) on any trading day where the purchase price for any subscriptions would be less than the U.S. dollar equivalent of 102.5% of the then nominal value of the ordinary shares.
Our Right to Suspend Purchases
      We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day’s notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of shares under the securities subscription agreement for working capital or other business purposes, we do not intend to restrict purchases under the securities subscription agreement.
Our Right to Increase and Decrease the Purchase Amount
      We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day’s notice. We also have the right to increase the daily purchase amount effective upon five trading days notice as the market price of our shares increases. Specifically, for every $0.10 increase in the threshold price above $0.90, we will have the right to increase the daily purchase amount by up to an additional $5,000. For example, if the threshold price is $1.00 we would have the right to increase the daily purchase amount to up to an aggregate of $25,000. The “threshold price” is the lowest sale price of our shares during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our shares is below the threshold price, the applicable increase in the daily purchase amount will be void. In addition, we may elect to require Fusion to purchase on any single trading day shares in an amount up to $500,000, provided that the Insignia share price is above $0.75 during the five trading days prior thereto. The price at which such shares would be purchased will be the lowest purchase price (as defined on page 2) during the previous fifteen (15) trading days prior to the date that such purchase notice was received by Fusion. We may increase this amount to up to $1,000,000 if the Insignia share price is above $1.50 during the five trading days prior to Insignia’s delivery of the purchase notice to Fusion. The amount may also be increased to up to $2,000,000 if the Insignia share price is above $3.00 during the five trading days prior to Insignia’s delivery of the purchase notice to Fusion. Insignia may deliver multiple purchase notices; however at least ten (10) trading days must have passed since the most recent non-daily purchase was completed.

Our Termination Rights
      We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the securities subscription agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.
Registration of the Shares Issued and Sold to Fusion Capital
      We intend to register the sale of the shares to be issued to Fusion Capital pursuant to the securities subscription agreement by filing a Form SB-2 registration statement as soon as practicable. The commencement of funding under the securities subscription agreement is subject to the SEC’s declaration of effectiveness of that registration statement. After that registration statement is declared effective by the SEC, all shares registered will be freely tradable. It is anticipated that shares registered under the registration statement will be sold over a period of up to 30 months from the effective date of the registration statement. The sale of a significant amount of shares at any given time could cause the trading price of our shares to decline and to be highly volatile. Fusion Capital may ultimately purchase up to 20,000,000 shares issuable under the securities subscription agreement (including 4,000,000 shares issuable on exercise of the warrants), and it may sell some, none or all of the shares it acquires upon purchase. Therefore, the purchases under the securities subscription agreement may result in substantial dilution to the interests of other holders of our securities.
No Short-Selling or Hedging by Fusion Capital
      Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our shares during any time prior to the termination of the securities subscription agreement.
Events of Default
      Generally, Fusion Capital may terminate the securities subscription agreement without any liability or payment to us upon the occurrence of any of the following events of default:

•	the effectiveness of the contemplated registration statement (described above) lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of the shares sold to Fusion Capital pursuant to the securities subscription agreement and such lapse or unavailability continues for a period of five consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period;

•	suspension of our shares from trading our principal market (currently the Nasdaq SmallCap Market) for a period of three consecutive trading days;

•	the delisting of our shares from the Nasdaq SmallCap Market, provided our shares are not immediately thereafter trading on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange;

•	the transfer agent’s failure for five trading days to issue to Fusion Capital any shares to which Fusion Capital is entitled under the securities subscription agreement;

•	any breach of the representations, warranties or covenants contained in the securities subscription agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period (for any breach of a covenant that is reasonably curable) of five trading days;

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•	a material adverse change in our business; or

•	the issuance of an aggregate of 7,810,554 shares (including shares issuable on exercise of warrants) to Fusion under the securities subscription agreement, if we fail to obtain the requisite shareholder approval at the Extraordinary General Meeting described in this proxy statement.
Warrants Issued to Fusion Capital
      Under the terms of the securities subscription agreement we issued to Fusion Capital two warrants for ADSs each representing 2,000,000 ordinary shares of 20 pence nominal value. The exercise price per share of the ADSs subject to one warrant is 20.5 pence (to be adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction) and the exercise price per share of the ADSs subject to the other warrant is the greater of the U.S. dollar equivalent of 20.5 pence or $0.60 (to be adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction). Each warrant expires on February 28, 2010. The warrants are immediately exercisable; however, Fusion Capital may not exercise the warrants if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our shares outstanding at the time of the exercise by Fusion Capital. The shares issuable on exercise of the warrants will also be registered under the registration statement described on page 4.
No Variable Priced Financings
      Until the termination of the securities subscription agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have delivered prior written notice of such proposed financing to Fusion Capital.
Use of Proceeds
      We intend to use the net proceeds from the sale of shares to Fusion Capital (after payment of expenses related to the transaction) for working capital and general corporate purposes.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of February 15, 2005, with respect to the beneficial ownership of Insignia’s ordinary shares by (i) each shareholder known by Insignia (based on filings with the Securities and Exchange Commission) to be the beneficial owner of more than 5% of Insignia’s ordinary shares, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. The number of shares outstanding on February 15, 2005 was 39,249,013 shares. The address for each of the directors and officers of Insignia is: c/o Insignia Solutions plc, Apollo House, the Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership**	Percent of Class

Fusion Capital Fund II, LLC(1)	3,884,760	9.8%
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654

Nicholas, Viscount Bearsted(2)	846,696	2.1%
Mark E. McMillan(3)	755,895	*
Vincent S. Pino(4)	730,999	*
Richard M. Noling(5)	663,098	*
David G. Frodsham(6)	148,650	*
Peter Bernard(7)	83,854	*
Robert E. Collins(8)	81,250	*
Mark Stevenson(9)	53,125	*
Paul Edmonds(10)	42,188	*
All directors and executive officers as group (9 persons)(11)	3,405,755	8.3%

*	Less than 1%

**	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options and warrants that are currently exercisable or exercisable within 60 days of February 15, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1)	Does not include 4,000,000 shares issuable on exercise of warrants held by Fusion Capital Fund II, LLC, which shares are not exercisable if Fusion Capital, together with its affiliates, would own more than 9.9% of our shares outstanding at the time of exercise. Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares held by Fusion Capital.

(2)	Includes 209,750 shares subject to options that were exercisable within 60 days of February 15, 2005.

(3)	Includes 680,333 shares subject to options that were exercisable within 60 days of February 15, 2005.

(4)	Includes 104,126 shares subject to options that were exercisable within 60 days of February 15, 2005.

(5)	Includes 649,100 shares subject to options that were exercisable within 60 days of February 15, 2005.

(6)	Includes 107,250 shares subject to options that were exercisable within 60 days of February 15, 2005.

(7)	Represents shares subject to options that were exercisable within 60 days of February 15, 2005. Mr. Bernard ceased employment with Insignia on March 15, 2005.

(8)	Represents shares subject to options that were exercisable within 60 days of February 15, 2005.

(9)	Represents shares subject to options that were exercisable within 60 days of February 15, 2005.

(10)	Represents shares subject to options that were exercisable within 60 days of February 15, 2005.

(11)	Includes the shares indicated as included in footnotes (2) through (10).

DESCRIPTION OF SHARES
      The total number of authorized shares of Insignia is 75,000,000, consisting of 75,000,000 ordinary shares, each of £0.20 nominal value and 3,000,000 preferred shares, each of £0.20 nominal value.
Ordinary Shares
      In the following description, a “shareholder” is the person registered in Insignia’s register of members as the holder of the relevant share. The Depositary will be the shareholder in respect of those ordinary shares represented by ADSs against which ADRs are issued pursuant to the Deposit Agreement. See “Description of American Depository Receipts” for a description of the rights attaching to ADRs.

Dividends
      Holders of ordinary shares are entitled to receive such dividends as may be declared by Insignia. Dividends may either be interim dividends, declared by resolution of the Board of Directors, or final dividends, which are declared by resolution of the members on the recommendation of the board. To date, there have been no dividends paid to the holders of ordinary shares.

Rights in a Winding Up
      Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation, subject to the satisfaction of creditors’ claims and the prior distribution rights of any outstanding preferred shares.

Voting
      Voting at any general meeting of shareholders is decided by a poll. The necessary quorum for a shareholder meeting shall be a minimum of two persons (present in person or by representative in the case of a corporate member) or by proxy holding not less than one-third of the ordinary shares outstanding and issued at the relevant time. For a description of the method by which the ordinary shares held by the Depositary will be voted, see “Description of American Depository Receipts — Voting of Deposited Securities.” Unless otherwise required by law or our Articles of Association, voting in a general meeting is by ordinary resolution (e.g., resolutions for the election of directors, the approval of financial statements, the declaration of final dividends, the appointment of auditors, the increase of authorized shares or the grant of authority to issue shares). An ordinary resolution requires the affirmative vote of a majority of the votes cast at a meeting at which there is a quorum. A special resolution (e.g., relating to certain matters concerning an alteration of Insignia’s Memorandum or Articles of Association or a winding-up of Insignia) or an extraordinary resolution (e.g., modifying the rights of any class of shares at a meeting of the holders of such class) requires the affirmative vote of not less than three-fourths of the votes cast. Meetings are generally convened upon advance notice of 21 or 14 days (not including the days of delivery or receipt of the notice) depending on the nature of the business to be transacted.

Pre-emptive Rights
      The Companies Act 1985, as amended (the “Companies Act”), confers upon shareholders, to the extent not disapplied, pre-emptive rights in respect of the allotment of equity securities that are or are to be paid up wholly or partly in cash. These provisions may be disapplied by a special resolution of the shareholders, either generally or specifically, for a period not exceeding five years. At Insignia’s Annual General Meeting in June 2004, Insignia’s shareholders disapplied these pre-emptive rights in respect of approximately 25 million new ordinary shares which were created at such Annual General Meting, which shares may be issued after that date together with approximately 50 million ordinary shares, which had previously been authorized for issuance, for a period ending on June 22, 2009. Insignia intends to propose the renewal of the disapplication of such pre-emptive rights at each annual general meeting of shareholders.

Variation of Rights
      If at any time Insignia’s share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated, subject to the provisions of the Companies Act 1985, with the written consent of the holders of three-fourths of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. At every such separate meeting the quorum is a minimum of two persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of the class, unless all the shares of any class are registered in the name of a single shareholder, in which case the quorum is one person, and each holder of shares of the class will have one vote in respect of every share of the class held by such person.

Disclosure of Interests
      The Companies Act 1985 gives Insignia power, by notice in writing, to require persons whom it knows are, or has reasonable cause to believe to be, or at any time during the 3 years immediately preceding the date on which the notice is issued by Insignia, to have been interested in shares comprised in its relevant share capital to disclose prescribed particulars of those interests to Insignia. For this purpose “relevant share capital” means Insignia’s issued share capital of a class carrying the right to vote in all circumstances at a general meeting of Insignia. Failure to provide in a timely manner the information requested may result in the imposition of sanctions against the holder of the relevant shares as provided in the Companies Act 1985 and Insignia’s Memorandum and Articles of Association. Sanctions currently include the withdrawal of voting rights of such shares and the imposition of restrictions on the rights to receive dividends on and to transfer such shares. In this context, the term “interest” is broadly defined and will generally include an interest of any kind in shares, including the interest of a holder of an ADS. In addition, under the Companies Act 1985, any person who acquires (alone or, in certain circumstances, with others) a direct or indirect interest in Insignia’s relevant share capital in excess of the “notifiable percentage” (currently 3%, or 10% for certain types of interest) comes under an obligation to disclose prescribed information to us in respect of those shares within a period of two business days following the date on which the obligation to notify arises. An obligation of disclosure also arises where such person’s notifiable interest subsequently fails below the notifiable percentage or where, above that level, the percentage of Insignia’s relevant capital in which such person is interested (expressed in whole numbers) increases or decreases. See “Description of American Depository Receipts — Disclosure of Interests.”

Miscellaneous
      There are currently no U.K. foreign exchange controls on the payment of dividends on the ordinary shares or the conduct of our operations. There are no restrictions under our Memorandum and Articles of Association or under English law that limit the right of non-resident or foreign owners to hold or vote Insignia’s ordinary shares.
DESCRIPTION OF AMERICAN DEPOSITORY RECEIPTS
      The following is a summary of certain provisions of the Deposit Agreement (the “Deposit Agreement”) between Insignia and The Bank of New York, as depositary (the “Depositary,” such term to include any successor Depositary), and all owners and beneficial owners from time to time of ADRs, pursuant to which the ADRs are to be issued. The Deposit Agreement is governed by the laws of the State of New York.
      This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs. Copies of the Deposit Agreement and the Memorandum and Articles of Association of Insignia are available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the London office of the Depositary (the “Custodian”), currently located at 46 Berkeley Street, London W1X 6AA,

England. The Depositary’s principal executive office is located at 48 Wall Street, New York, New York 10286.
American Depository Receipts
      ADRs evidencing ADSs are issuable by the Depositary pursuant to the Deposit Agreement. Each ADS will represent one ordinary share or evidence of the right to receive one ordinary share (together with any additional ordinary shares at any time deposited or deemed deposited under the Deposit Agreement and any and all other securities, cash and property received by the Depositary or the Custodian in respect thereof and at such time held under the Deposit Agreement). Only persons in whose names ADRs are registered on the books of the Depositary will be treated by the Depositary and Insignia as owners.
Deposit, Transfer and Withdrawal
      The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes (including, without limitation, amounts in respect of any applicable stamp taxes) provided in the Deposit Agreement, execute and deliver at its corporate trust office to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such ordinary shares with the Depositary, an ADR or ADRs, registered in the name or names of such person or persons, and evidencing any authorized number of ADSs requested by such person or persons.
      The Depositary has no obligation to accept ordinary shares for deposit from any person or entity identified by Insignia as holding Restricted Securities (as defined below) except upon compliance with the provisions of the Deposit Agreement. The term “Restricted Securities” means ordinary shares, or ADRs representing such ordinary shares, which are “restricted securities” as such term is defined in Rule 144(a)(3) of the Securities Act, or which would require registration under the Securities Act in connection with the offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or England, or under a shareholder agreement or Insignia’s Memorandum or Articles of Association.
      Upon surrender at the corporate trust office of the Depositary of an ADR for the purpose of withdrawal of the ordinary shares represented by the ADSs evidenced by such ADR, and upon payment of the fee of the Depositary for the surrender of ADRs and payment of all governmental charges and taxes (including, without limitation, amounts in respect of any applicable stamp taxes) provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the owner of such ADR will be entitled to delivery, to him or upon his order, of the amount of ordinary shares at the time represented by the ADS or ADSs evidenced by such ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the owner.
      Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may deliver ADRs prior to the receipt of ordinary shares (a “Pre-Release”) and deliver ordinary shares upon the receipt and cancellation of ADRs which have been delivered prior the receipt of ordinary shares, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of ordinary shares in satisfaction of a Pre-Release. Each Pre-Release must be (i) preceded or accompanied by a written representation from the person to whom the ADRs or ordinary shares are to be delivered that such person, or its customer, owns the ordinary shares or ADRs to be remitted, as the case may be, (ii) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (iii) terminable by the Depositary on not more than five business days’ notice and (iv) subject to such further indemnities and credit regulations as the Depositary deems appropriate.

Dividends, Other Distributions and Rights
      Subject to any restrictions imposed by English law, regulations or applicable permits, the Depositary is required to convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than dollars, including pounds sterling, that it receives in respect of the deposited ordinary shares, and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the owners entitled thereto, in proportion to the number of ADSs representing such deposited securities evidenced by ADRs held by them, respectively. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADR or ADRs or otherwise. The amount distributed to the owners of ADRs will be reduced by any amount on account of taxes to be withheld by Insignia or the Depositary. See “— Liability of Owner for Taxes.” If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary will file such applications for approval or license, if any, as it deems desirable.
      If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian cannot be converted an a reasonable basis into dollars transferable to the United States, any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary or the Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same. If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the owners entitled thereto, and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of the owners entitled thereto, and will if Insignia so requests.
      If Insignia declares a dividend in, or free distribution of, ordinary shares, the Depositary may distribute to the owners of outstanding ADRs entitled thereto, in proportion to the number of ADSs evidenced by the ADRs held by them, respectively, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of ordinary shares and the issuance of ADSs evidenced by ADRs, including the withholding of any tax or other governmental charge and the payment of fees and expenses of the Depositary. The Depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from Insignia that such distribution does not require registration or is exempt from registration under the Securities Act. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional ADRs are not so distributed, each ADS will thenceforth also represent the additional ordinary shares distributed upon the deposited securities represented thereby.
      If Insignia offers or causes to be offered to the holders of any deposited securities any rights to subscribe for additional ordinary shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain owners but not to other owners, the Depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.
      In circumstances in which rights would not otherwise be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the Depositary will make such rights available to such owner upon written notice from Insignia to the Depositary that (i) Insignia has elected in its sole discretion to permit such rights to be exercised and (ii) such owner has executed such documents as Insignia has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such owner to exercise such rights, upon payment by such owner to the Depositary for the account of such owner of an amount equal to the purchase price of the ordinary shares to be received upon exercise of the rights and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary will, on behalf of such owner, exercise the rights and purchase the ordinary shares, and Insignia shall cause the ordinary shares so purchased to be delivered to the Depositary on behalf of such owner. As agent for such owner, the Depositary will cause the ordinary shares so purchased to be deposited, and will execute and deliver ADRs to such owner, pursuant to the Deposit Agreement.
      The Depositary will not offer rights to owners having an address in the United States unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act; provided, that nothing in the Deposit Agreement will create, or be construed to create, any obligation on the part of Insignia to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an owner of ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for Insignia upon which the Depositary may rely that such distribution to such owner is exempt from such registration. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner in particular.
      Whenever the Depositary receives any distribution other than cash, ordinary shares or rights in respect of the deposited securities, the Depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that Insignia or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act to be distributed to owners or beneficial owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary) will be distributed by the Depositary to the owners entitled thereto as in the case of a distribution received in cash.
      If the Depositary determines that any distribution of property (including ordinary shares and rights to subscribe therefor) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of ADSs held by them, respectively.

      Upon any change in nominal or par value, split-up, consolidation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Insignia or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for, in conversion of, or in respect of deposited securities will be treated as new deposited securities under the Deposit Agreement, and the ADSs will thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange or conversion unless additional ADRs are delivered pursuant to the following sentence. In any such case, the Depositary may execute and deliver additional ADRs as in the case of a dividend in ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new deposited securities.
Record Dates
      Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, whenever rights are be issued with respect to the deposited securities, whenever for any reason the Depositary causes a change in the number of ordinary shares that are represented by each ADS, whenever the Depositary receives notice of any meeting of holders of ordinary shares or other deposited securities or whenever the Depositary finds it necessary or convenient, the Depositary will fix a record date as close as practicable to the record date fixed by Insignia with respect to the ordinary shares (i) for the determination of the owners who will be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (b) entitled to give instructions for the exercise of voting rights at any such meeting or (ii) an or after which each ADS will represent the changed number of ordinary shares, all subject to the provisions of the Deposit Agreement.
Voting of Deposited Securities
      Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares or other deposited securities, if requested in writing by Insignia, the Depositary will, as soon as practicable thereafter, mail to all owners a notice, the form of which will be in the sole discretion of the Depositary, containing (i) the information included in such notice of meeting received by the Depositary from Insignia, (ii) a statement that the owners as of the close of business on a specified record date as close as practicable to the record date fixed by Insignia with respect to the ordinary shares will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of Insignia, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of ordinary shares or other deposited securities represented by their respective ADSs and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of an owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of ordinary shares or other deposited securities represented by the ADSs evidenced by such ADRs in accordance with the instructions act forth in such request. The Depositary will not vote or attempt to exercise the right to vote that attaches to the ordinary shares or other deposited securities, other than in accordance with such instructions.
      There can be no assurance that the owners generally or any owner in particular will receive such notice sufficiently in advance of the date established by the Depositary for the receipt of instructions to ensure that the Depositary will in fact receive such instructions on or before such date.
Disclosure of Interests
      Each owner and beneficial owner of an ADR agrees to provide such information as Insignia may request in a disclosure notice given pursuant to the Companies Act and the Memorandum and Articles of Association of Insignia. Failure of an owner or beneficial owner to provide in a timely fashion the information requested in any disclosure notice may result in the imposition of sanctions against the holder of the ordinary shares represented by ADSs in inspect of which the non-complying person is or was, or appears to be or have been, interested as provided in the Companies Act and the Memorandum and Articles of Association of Insignia, which currently include, without limitation, the withdrawal of the voting rights of such ordinary shares and the imposition of restrictions on the rights to receive dividends on and to transfer such ordinary shares. In addition, each owner or beneficial owner of an ADR who is or becomes directly or indirectly interested (within the meaning of the Companies Act) is 3% or more of the issued ordinary shares (or 10% or more for certain types of interest), or is aware that another person for whom it holds ADRs is so interested, must within two business days after becoming so interested, or so aware, and thereafter in certain circumstances upon any changes in the percentage interest in the issued ordinary shares, notify Insignia as required by do Companies Act.
Reports and Other Communications
      The Depositary will make available for inspection by owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from Insignia, which are both (i) received by the Depositary as the holder of the deposited securities and (ii) made generally available to the holders of such deposited securities by Insignia. The Depositary will also send to the owners copies of such reports when furnished by Insignia pursuant to the Deposit Agreement. All such reports and communications, including any proxy soliciting material, furnished to the Depositary by Insignia will be furnished in English.
Amendment and Termination of the Deposit Agreement
      The form of ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between Insignia and the Depositary in any respect which they may deem necessary or desirable without that consent of the owners and beneficial owners; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of owners, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADRs. Every owner, at the time any amendment becomes effective, will be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the owner to surrender such ADR and receive therefor the deposited securities represented thereby, except to comply with mandatory provisions of applicable law. In the event the Depositary resigns or is removed and a successor depositary is appointed in accordance with the provisions of the Deposit Agreement, owners of outstanding ADRs will be notified of such appointment by the successor Depositary.
      The Depositary will at any time at the direction of Insignia terminate the Deposit Agreement by mailing notice of such termination to the owners of the ADRs than outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to Insignia and the owners of all ADRs then outstanding if, any time after 90 days have expired after the Depositary has delivered to Insignia a written notice of its election to resign, a successor depositary has not been appointed and accepted its appointment in accordance with the terms of the Deposit Agreement. On and after the date of termination, the owner of an ADR will, upon (i) surrender of such ADR at the Corporate Trust Office, (ii) payment of the fee of the Depositary for the surrender of ADRs as provided in the Deposit Agreement and (iii) payment of any applicable taxes or governmental charges, be entitled to delivery to such owner or upon such owner’s order, of the amount of deposited securities represented by the ADSs evidenced by such ADRs. If any ADRs remain outstanding after the data of termination of the Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to the deposited securities, the sale of rights send other property and the delivery of underlying deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADRs (after deducting, in each case, the fee of the Depositary for the surrender of ADRs, other expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the deposited securities then held under the Deposit Agreement and hold uninvested the net proceeds of such sale, together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not surrendered their ADRs, such owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADRs, other expenses set forth in the Deposit Agreement and any applicable taxes or governmental charges).
Charges of Depositary
      Insignia will pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any registrar, in accordance with written agreements entered into between the Depositary and Insignia from time to time. The Depositary will charge any party depositing or withdrawing ordinary shares or any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Insignia or an exchange of stock regarding the ADRs or deposited securities, or a distribution of ADRs pursuant to the Deposit Agreement) where applicable: (i) taxes (including, without limitation, amounts in respect of any applicable stamp taxes) and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of transfers of ordinary shares generally on the share register of Insignia or the appointed agent of Insignia for transfer and registration of ordinary shares and applicable to transfers of ordinary shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals; (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing ordinary shares or owners; (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to the Deposit Agreement; (v) a fee not in excess of $5.00 per 100 ADSs (or portion thereof) for the issuance and surrender, respectively, of ADRs pursuant to the Deposit Agreement; (vi) a fee not in excess of $0.02 per ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement; (vii) a fee for the distribution of securities pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above that would have been charged as a result of the deposit of such securities (for purposes of this clause (vii) treating all such securities as if they were ordinary shares), but which securities are instead distributed by the Depositary to owners; and (viii) a fee not in excess of $1.50 per certificate for an ADR at ADRs for transfers made pursuant to the Deposit Agreement.
      The Depositary may own and deal in any class of securities of Insignia and its affiliates and in ADRs.
Liability of Owner for Taxes
      If any tax, duty or other governmental charge (including, without limitation, any stamp tax) becomes payable by the Custodian, the Depositary or any nominee of either as registered holder of any deposited securities underlying any ADR with respect to any ADR or any deposited securities represented by the ADSs evidenced by such ADR, such tax or other governmental charge will be payable by the owner or beneficial owner of such ADR to the Depositary. The Depositary may refuse to effect any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the owner or beneficial owner thereof any part or all of the deposited securities underlying such ADR and may apply such dividends, other distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner or beneficial owner of such ADR will remain liable for any deficiency.
General
      Neither the Depositary nor Insignia nor any of their respective directors, employees, agents or affiliates will be liable to any owner or beneficial owner of ADRs, if by reason of any provision of any present or future law or regulation of the United States, England or any other country, or of any other governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Memorandum or Articles of Association of Insignia, or by reason of any provision of any securities issued or distributed by Insignia, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or Insignia shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the deposited securities is provided will be done or performed; nor will the Depositary or Insignia or any of their respective directors, employees, agents or affiliates incur any liability to any owner or beneficial owner of any ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement. Where, by the terms of a distribution pursuant to the Deposit Agreement, or an offering or distribution pursuant to the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to owners, and the Depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.
      Insignia and the Depositary assume no obligation nor will they be subject to any liability under the Deposit Agreement to owners or beneficial owners of ADRs, except that they agree to perform their respective obligations specifically set forth under the Deposit Agreement without negligence or bad faith.
      The ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the written request of Insignia. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any deposited securities, the Depositary, the Custodian or the registrar may require payment from the person presenting the ADR or the depositor of the ordinary shares of a sum sufficient to reimburse is for any tax (including, without limitation, amounts in respect of any applicable stamp tax) at other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement. The Depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADRs and surrender of ADRs generally may be suspended or refused during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or Insignia, at any time or from time to time. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding ADRs and the withdrawal of deposited securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or Insignia or the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or other laws or governmental regulations relating to the ADRs or to the withdrawal of the deposited securities.
      The Depositary will keep books, at its Corporate Trust Office, for the registration and transfer of ADRs, which at all reasonable times will be open for inspection by the owners, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than the business of Insignia or a matter related to the Deposit Agreement or the ADRs.
      The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.
OTHER BUSINESS
      The Board does not intend to bring any other business before the Extraordinary General Meeting, and, so far as is known to the Board, no matters are to be brought before the Extraordinary General Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Extraordinary General Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

      Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.
      The proxy should be returned to the offices of Insignia at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH United Kingdom, not later than 10:00 a.m. on [May 9, 2005], being 48 hours prior to the time fixed for the Extraordinary General Meeting.

INSIGNIA SOLUTIONS PLC
PROXY FOR EXTRAORDINARY GENERAL MEETING
_________, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints as proxies, or proxy, Mark E. McMillan, or
____________________________
(see Note below), each with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all Ordinary Shares, 20p nominal value each, of Insignia Solutions plc (the “Company”), held by the undersigned, at the Extraordinary General Meeting of the Company to be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on [May 11, 2005], at 10:00 a.m., local time, and at any adjournments or postponements thereof.

1.	TO APPROVE THE ISSUANCE AND SALE BY INSIGNIA OF UP TO $12 MILLION IN AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES, NOMINAL VALUE 20 PENCE (BUT NOT IN EXCESS OF 20,000,000 SHARES INCLUDING 4,000,000 SHARES ISSUABLE ON EXERCISE OF WARRANTS), TO FUSION CAPITAL FUND II, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY (“FUSION”), PURSUANT TO A SECURITIES SUBSCRIPTION AGREEMENT DATED FEBRUARY 10, 2005 BETWEEN INSIGNIA AND FUSION.

	☐FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends that you vote FOR the Proposal.

     THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Print Shareholder(s) name)

(Signature(s) of Shareholder or Authorized Signatory)

Dated:_________, 2004

Please sign exactly as your name(s) appear(s) on your share certificate. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, any such person may give a proxy; however, if more than one of such joint holders is present at the meeting, either personally or by proxy, the person whose name stands first in the Register as one of such holders shall be entitled to vote in respect of the shares. If shares are held of record by a corporation, the proxy should be executed by one or more duly authorized officers. Please date the proxy. A proxy should be filed together with the power of attorney or other authority, if any, under which it was signed.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

The proxy should be returned to the offices of the Company at The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire HP10 0HH not later than 10:00 a.m. on [May 9, 2005], being 48 hours prior to the time fixed for the Extraordinary General Meeting.

Note: If you wish to appoint someone other than Mr. McMillan as proxy, the reference to Mr. McMillan should be deleted, and the name of the intended proxy inserted in the space provided. A proxy need not be a member of the Company but must attend the meeting in person to represent you.

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INSIGNIA SOLUTIONS PLC
INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
(MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON _______)

The undersigned registered holder of American depositary receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American depositary shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on ___, at the Extraordinary General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, on [May 11, 2005] at 10:00 a.m., local time, in respect of the resolutions specified on the reverse.

NOTE: PLEASE DIRECT THE DEPOSITARY HOW IT IS TO VOTE BY PLACING AN “X” IN THE APPROPRIATE BOX OPPOSITE THE RESOLUTIONS. THE DEPOSITARY SHALL NOT VOTE THE AMOUNT OF SHARES OR OTHER DEPOSITED SECURITIES UNDERLYING A RECEIPT EXCEPT IN ACCORDANCE WITH INSTRUCTIONS FROM THE HOLDER OF SUCH RECEIPT.

Insignia Solutions plc
P.O. BOX 11230
NEW YORK, N.Y. 10203-0230

To change your address, please mark this box ☐

To make any comments, please mark this box ☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

1.	TO APPROVE THE ISSUANCE AND SALE BY INSIGNIA, OF UP TO $12 MILLION IN AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES, NOMINAL VALUE 20 PENCE (BUT NOT IN EXCESS OF 20,000,000 SHARES, INCLUDING 4,000,000 SHARES ISSUABLE ON EXERCISE OF WARRANTS), TO FUSION CAPITAL FUND II, LLC, AN ILLINOIS LIMITED LIABILITY COMPANY (“FUSION”), PURSUANT TO A SECURITIES SUBSCRIPTION AGREEMENT DATED FEBRUARY 10, 2005 BETWEEN INSIGNIA AND FUSION.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a corporation, the Voting Instruction must be executed by a duly authorized officer or attorney.

Dated Share Owner Sign Here Co-owner Sign here

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